UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2008

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

and

Section 8 - Other Events

Item 8.01 Other Events

On October 14, 2008 and October 15, 2008, PPL Electric Utilities Corporation (“PPL Electric”) entered into underwriting agreements (the “Underwriting Agreements”) with Barclays Capital Inc., BNP Paribas Securities Corp., Lazard Capital Markets LLC and Scotia Capital (USA) Inc., as representatives of the several underwriters (the “Underwriters”) relating to the offering and sale by PPL Electric of $400,000,000 of 7.125% Senior Secured Bonds due 2013 (the “Bonds”).

The Bonds were issued on October 17, 2008, under PPL Electric’s Indenture (“ 2001 Indenture”), dated as of August 1, 2001, to The Bank of New York Mellon, as trustee, as previously supplemented and as supplemented by Supplemental Indenture No. 8 thereto (“Supplemental Indenture”), dated as of October 1, 2008 (collectively, the “Indenture”).  The Bonds will initially be secured by the lien of the Indenture and by first mortgage bonds issued under a Mortgage Deed and Trust, dated as of October 1, 1945 , as supplemented by the Seventy-seventh Supplement thereto (collectively, the “Mortgage”).  The Mortgage and the Indenture create a lien on substantively all of PPL Electric’s distribution properties and certain of its transmission properties, which liens may be released subject to certain circumstances and conditions, and subject to certain exceptions and exclusions, in each case, as described in the prospectus and prospectus supplement related to the offering (collectively, the “Prospectus”).

The maturity date on the Bonds is November 30, 2013, subject to early redemption, in whole at any time or in part from time to time, as described in the Prospectus.  PPL Electric will apply the net proceeds from the sale of the Bonds to partially fund the repayment at maturity of $485,785,000 outstanding aggregate principal amount of its Senior Secured Bonds, 6¼% Series, due August 15, 2009.  Prior to such use, the net proceeds will be invested in short-term investments and used for general corporate purposes.

The Bonds were offered and sold under PPL Electric’s joint Registration Statement on Form S-3 on file with the Securities and Exchange Commission (Registration No. 333-132574-03), as amended by Post-Effective Amendment No. 1 thereto.  PPL Electric does not intend to list the Bonds on any securities exchange.

Copies of the Underwriting Agreements are attached as Exhibit 1(a) and 1(b) to this report and incorporated herein by reference. The 2001 Indenture, Supplemental Indenture and Officer’s Certificate are filed with this report as Exhibits 4(a), 4(b) and 4(c), respectively, and the Mortgage and Mortgage Supplement establishing certain terms of the Bonds are filed with this report as Exhibits 4(d) and 4(e), respectively.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

1(a) -
Underwriting Agreement, dated October 14, 2008, among PPL Electric Utilities Corporation and Barclays Capital Inc., BNP Paribas Securities Corp., Lazard Capital Markets LLC and Scotia Capital (USA) Inc., as representatives of the several underwriters named therein.

1(b) -
Underwriting Agreement, dated October 15, 2008, among PPL Electric Utilities Corporation and Barclays Capital Inc., BNP Paribas Securities Corp., Lazard Capital Markets LLC and Scotia Capital (USA) Inc., as representatives of the several underwriters named therein.

4(a) -
Indenture, dated as of August 1, 2001, of PPL Electric Utilities Corporation to The Bank of New York Mellon, as Trustee (Exhibit 4.1 to PPL Electric Utilities Corporation Form 8-K Report (File No. 1-905) dated August 21, 2001).

	4(b) -	Supplemental Indenture No. 8, dated as of October 1, 2008, of PPL Electric Utilities Corporation to The Bank of New York Mellon, as Trustee.

	4(c) -	Officer's Certificate, dated October 17, 2008, pursuant to Section 201 and 301 of the Indenture.

4(d) -
Mortgage and Deed of Trust, dated as of October 1, 1945, of PPL Electric Utilities Corporation to Guaranty Trust Company (Deutsche Bank Trust Company Americas, successor), as Trustee (Exhibit 2(a)-4 to Registration Statement No. 2.60291).

	4(e)	Seventy-seventh Supplemental Indenture, dated as of October 1, 2008, of PPL Electric Utilities Corporation to Deutsche Bank Trust Company Americas, as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr. Vice President and Controller

Dated:  October 20, 2008